Exhibit 10.58

AMENDMENT No. 1
TO
CERTAIN OUTSTANDING
NONQUALIFIED STOCK OPTION AWARD AGREEMENTS

This Amendment is effective as of November 8, 2023 and applies to those outstanding award agreements of Nonqualified Stock Option Awards granted by Lincoln National Corporation under the terms of the Lincoln National Corporation 2020 Incentive Compensation Plan, effective June 11, 2020, or the Lincoln National Corporation 2014 Incentive Compensation Plan, effective May 22, 2014, respectively (“Original Agreements”) that are listed on Appendix A attached hereto and incorporated by reference.

Paragraph 2 of the Original Agreements are hereby amended with the addition of new subparagraph (e) and revisions to the last two paragraphs of Paragraph 2 to read as follows:

* * * *
“(e) Pro-rata as of the date of a ‘change of control,’ within the meaning of section 409A of the Internal Revenue Code of 1986 as amended, of an LNC Subsidiary or Affiliate employing the Grantee.

An Option that vests pro-rata upon the event described in Subparagraph 2(d) or 2(e) above shall vest according to a pro-ration formula equal to the total number of days of Service that Grantee provides during the applicable Vesting Period (defined below), divided by the number of days in the applicable Vesting Period in which the event described in Subparagraph 2(d) or 2(e) occurs, multiplied by the number of Shares subject to the Option that may vest during the applicable Vesting Period (rounding up to the nearest whole Share). For purposes of pro-rating, the applicable “Vesting Period” is the one-year period between the Grant Date and first anniversary of the Grant Date during which a portion of the Option vests, or the one-year period between anniversaries of the Grant Date during which a portion of the Option vests.

Except as provided above, any portion of the Option that is unvested upon Grantee’s termination of Service shall be deemed forfeited immediately following termination.”

IN WITNESS WHEREOF, Compensation Committee of the Lincoln National Corporation Board of Directors has adopted this Amendment as of the effective date set out above.

APPENDIX A

NONQUALIFIED STOCK OPTION AWARD AGREEMENTS
SUBJECT TO AMENDMENT No. 1

NQSO Grant Date	Award Agreement Grant Plan ID(s)
2/17/2021	181
2/18/2021	176, 179
5/7/2021	179
8/17/2021	179
2/16/2022	190, 191, 194
5/26/2022	205, 212
8/10/2022	214
12/5/2022	222, 224, 226
2/15/2023	228, 231, 234, 237, 243
5/24/2023	237
8/9/2023	237